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                                                                     EXHIBIT 11



                 Skadden, Arps, Slate, Meagher & Flom (Illinois)
                              333 West Wacker Drive
                          Chicago, Illinois 60606-1285



                                                 April 13, 1998



Morgan Stanley Fund, Inc.
One Parkview Plaza
Oakbrook Terrace, Illinois 60181

                     Re: Morgan Stanley Fund, Inc. on behalf of its series, Morgan Stanley Global Equity Allocation, Registration Statement on Form N-14
                              (File No. 333-46839)
                              --------------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Morgan Stanley Fund, Inc. (the "Company"), a Maryland corporation, on behalf of its series, Morgan Stanley Global Equity Allocation Fund (the "MS Fund"), in connection with the preparation of Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form N-14 (as amended, the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") on or about April 13, 1998. The Registration Statement relates to the registration under the 1933 Act of shares of common stock, $0.001 par value per share (the "Shares"), of the Company designated for issuance by the MS Fund in connection with the proposed reorganization of the Van Kampen American Capital Global Equity Fund (the "VK Fund") with and into the MS Fund.

                  This opinion is delivered in accordance with the requirements of Item 16(11) of Form N-14 under the 1933 Act.



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Morgan Stanley Fund, Inc.
April 13, 1998
Page 2


                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Amendment and Restatement of the Company's Charter dated September 20, 1995 filed with the Secretary of State of the State of Maryland; (ii) the By-Laws of the Company, as amended to date hereof; (iii) the resolutions adopted by the Board of Directors of the Company relating to the authorization, issuance and sale of the Shares, the filing of the Registration Statement and any amendments or supplements thereto and related matters; and (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In such examination we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or other copies and the authenticity of the originals of such latter documents. As to any facts material to such opinion which were not independently established, we have relied on statements or representations of officers and other representatives of the Company or others.

                  Members of this firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any jurisdiction other than matters relating to Maryland General Corporation Law and the federal laws of the United States of America to the extent referred to specifically herein.

                  Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of Shares by the Company on behalf of the Fund have been validly authorized and, assuming certificates therefor have been duly executed, countersigned, registered and delivered or the shareholders' accounts have been duly credited and the Shares represented thereby have been fully paid for, such Shares will be validly issued, fully paid and nonassessable.







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Morgan Stanley Fund, Inc.
April 13, 1998
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                  We hereby consent to the filing of this opinion with the
Commission as Exhibit 11 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                              Very truly yours,

                              /s/ Skadden, Arps, Slate Meagher & Flom (Illinois)